EXHIBIT 99.1
NEWS RELEASE


FOR IMMEDIATE RELEASE      Contact:  Brad Holmes, Investor Relations
                                          (713)304-6962 or
                                          Chris Rasmussen, CFO
                                          (713)336-0844

                  Gateway Energy Reports Year End 2007 Results

Houston - (PR Newswire) - March 18, 2008 - Gateway Energy Corporation (OTCBB:GNRG) today announced full year 2007 financial results. For the year, the company posted income from continuing operations of $2.4 million, or $0.13 per diluted share, compared to $399,000, or $0.02 per diluted share, posted at year end 2006. Net income increased to $3.6 million, or $0.20 per diluted share for 2007, compared to $305,000, or $0.02 per diluted share, for 2006. Net income was favorably impacted by a $1.2 million one-time after tax gain on the sale of Fort Cobb Fuel Authority and a $1.7 million reversal of the allowance for deferred tax assets resulting in an income tax benefit.

Additionally, during 2007 Gateway had the following results:

o    Total revenue of $11.5 million, an increase of 40% over 2006.
o    Increased shareholder equity 82% to $11,124,000.
o    Operating income increased to $424,000 from $415,000.

Revenue from onshore operations increased 37% from $6.8 million in 2006 to $9.4 million in 2007, due primarily to increased sales volumes on Gateway's Waxahachie distribution system. Operating margins increased 9% from $1.12 million in 2006 to $1.22 million in 2007.

Revenue from the offshore operations increased 60% to $2.1 million for 2007 as compared to $1.3 million for 2006. Operating margins for offshore operations for the year ended December 31, 2007 increased $545,000 compared to 2006 due primarily to the acquisition of Gulfshore Midstream's offshore pipeline assets in August, 2007 as well as increased throughput volumes on Gateway's Bolivar pipeline system. This was offset by a slight decline in throughput volumes on the Pirates Beach pipeline system.

The outlook for 2008 is favorable. Gateway connected one new well to its offshore Bolivar pipeline system and added additional throughput volumes from several well recompletions in the first two months of 2008 and expects the pace of offshore drilling activity to remain strong in 2008 due to high commodity prices.

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Gateway also expects additional revenue growth from the onshore assets in 2008 when the Madisonville gas treatment plant expansion is completed. The operator of the plant is currently validating a proposed system modification to address the removal of diamondoids. A diamondoid is a rare, naturally occurring compound that can separate out of the gas stream upon a decrease in temperature and pressure and as such, could cause operational problems for the nitrogen rejection portion of the new plant.

Gateway understands that the modifications should be completed within 60 to 90 days after the validation is completed. Based upon this information, Gateway believes that the modifications will most likely be completed before the end of the second quarter of 2008. While this is later than we had anticipated, Gateway remains optimistic that the Madisonville gas treatment plant expansion will significantly contribute to its onshore growth in 2008. In the meantime, the existing, older portion of the plant continues to treat approximately 15,000 Mcf per day of inlet gas.

Management Comments

Mr. Robert Panico, President and Chief Executive Officer of Gateway said, "I am very pleased with the results we were able to deliver for our shareholders in 2007. This strong showing validates our decision to divest underperforming assets and focus our efforts on what we do best, which is operating a profitable midstream company." Mr. Panico went on to say, "I am equally excited about the prospects for additional growth in 2008. The long awaited expansion of the Madisonville treatment plant should have a significant impact on revenues once it is fully operational, with no incremental capital expenditures. We are also aggressively seeking acquisition opportunities in the midstream sector."

Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of segment operating margin. The accompanying schedule provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other GAAP measure of liquidity or financial performance. Gateway uses non-GAAP financial measures as measures of its core profitability or to assess the financial performance of its assets. Gateway believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance.

With respect to a Gateway operating segment, segment operating margin is defined as segment revenue less cost of purchased gas and operating and maintenance expenses. Such amounts are before general and administrative expense, depreciation and amortization expense, interest income or expense or income taxes. The Company views total segment operating margin as an important performance measure of the core profitability of its operations. This measure is

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a key component of internal financial reporting and is used by senior management in deciding how to allocate capital resources among operating segments. The GAAP measure most directly comparable to total segment gross margin is operating income.

About Gateway Energy

Gateway Energy Corporation is a growth-oriented midstream energy company providing natural gas gathering, transmission, processing and oil handling and storage services in Texas, Galveston Bay and the Gulf of Mexico.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect," "plan," "believe," "may," "anticipate," "project," "estimate," "outlook" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                      #####

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                                     GATEWAY ENERGY CORPORATION AND SUBSIDIARIES


                                       CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                                                               December 31,
                                                                                       ----------------------------
                                                                                           2007            2006
                                                                                       ------------    ------------
                                         ASSETS
Current Assets
   Cash and cash equivalents .......................................................   $  1,807,224    $    992,821
   Restricted cash .................................................................           --            43,145
   Trade accounts receivable .......................................................      1,852,849         589,087
   Prepaid expenses and other assets ...............................................         41,812         101,927
   Current assets of discontinued operations .......................................           --         1,171,301
                                                                                       ------------    ------------
      Total current assets .........................................................      3,701,885       2,898,281
Property and Equipment, at cost
   Gas gathering, processing and transportation ....................................     11,120,558       7,591,662
   Office furniture and other equipment ............................................        229,298         206,991
                                                                                       ------------    ------------
                                                                                         11,349,856       7,798,653
Less accumulated depreciation and amortization .....................................     (3,390,634)     (3,303,485)
                                                                                       ------------    ------------
                                                                                          7,959,222       4,495,168
                                                                                       ------------    ------------
Other Assets
   Deferred tax assets, net ........................................................      1,668,743            --
   Intangible assets, net of accumulated amortization of $65,278 in 2007 ...........        922,142            --
   Other ...........................................................................        269,601         115,736
   Non-current assets of discontinued operations ...................................           --         1,466,833
                                                                                       ------------    ------------
                                                                                          2,860,486       1,582,569
                                                                                       ------------    ------------
       Total assets ................................................................   $ 14,521,593    $  8,976,018
                                                                                       ============    ============
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable ................................................................   $  1,138,653    $    415,088
   Accrued expenses and other liabilities ..........................................        251,368          65,402
   Current maturities of long-term debt ............................................           --            79,146
   Current maturities of capital lease .............................................         17,371          14,912
   Current liabilities of discontinued operations ..................................           --           950,850
                                                                                       ------------    ------------
      Total current liabilities ....................................................      1,407,392       1,525,398
Future asset retirement obligations ................................................        394,640         368,255
Long-term debt, less current maturities ............................................        750,000            --
Long-term capital lease, less current maturities ...................................         29,422          47,102
Minority interest ..................................................................        816,222         838,363
Non-current liabilities of discontinued operations .................................           --            92,483
Commitments and contingencies ......................................................           --              --

Stockholders' Equity
   Preferred stock - $1.00 par value; 10,000 shares authorized; no shares issued and
      outstanding ..................................................................           --              --
   Common stock - $0.25 par value; 35,000,000 shares authorized; 19,026,665 and
      17,140,937 issued and outstanding in 2007 and 2006, respectively .............      4,756,665       4,285,232
   Additional paid-in capital ......................................................     17,089,744      16,158,552
   Accumulated deficit .............................................................    (10,722,492)    (14,339,367)
                                                                                       ------------    ------------
        Total stockholders' equity .................................................     11,123,917       6,104,417
                                                                                       ------------    ------------
        Total liabilities and stockholders' equity .................................   $ 14,521,593    $  8,976,018
                                                                                       ============    ============


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                         GATEWAY ENERGY CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED



                                                                  Year Ended December 31,
                                                               ----------------------------
                                                                   2007            2006
                                                               ------------    ------------
Operating revenues
   Sales of natural gas ....................................   $  8,732,108    $  6,288,869
   Transportation of natural gas and liquids ...............      2,280,882       1,697,789
   Treating and other ......................................        441,521         174,913
                                                               ------------    ------------
                                                                 11,454,511       8,161,571
Operating costs and expenses
   Cost of natural gas purchased ...........................      7,914,502       5,495,770
   Operation and maintenance ...............................        754,633         526,370
   General and administrative ..............................      1,811,379       1,290,205
   Depreciation and amortization ...........................        523,586         409,384
   Accretion and changes in estimates ......................         26,385          24,623
                                                               ------------    ------------
                                                                 11,030,485       7,746,352
                                                               ------------    ------------
Operating income ...........................................        424,026         415,219

Other income (expense)
   Interest income .........................................        114,265          31,333
   Interest expense ........................................        (95,599)        (10,609)
   Gain on sale of intangible assets .......................        286,579            --
   Other income, net .......................................         55,119          51,837
   Minority interest .......................................        (94,060)        (88,951)
                                                               ------------    ------------
                                                                    266,304         (16,390)
Income from continuing operations before income taxes and
 discontinued operations ...................................        690,330         398,829
Provision for income tax benefit ...........................      1,668,743            --
                                                               ------------    ------------
Income from continuing operations ..........................      2,359,073         398,829

Discontinued operations, net of taxes
   Income from discontinued operations, net of taxes .......         16,080         (93,638)
   Gain on disposal of discontinued operations, net of taxes      1,241,722            --
                                                               ------------    ------------
Net income .................................................   $  3,616,875    $    305,191

Basic and diluted income per share:
   Continuing operations ...................................   $       0.13    $       0.02
   Discontinued operations .................................           0.07            --
                                                               ------------    ------------
   Net income ..............................................   $       0.20    $       0.02
                                                               ============    ============

Weighted average number of common shares outstanding:
   Basic ...................................................     17,781,059      17,131,485
   Diluted .................................................     17,956,541      17,170,343

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Non-GAAP Financial Measures


The following table presents a reconciliation of the non-GAAP financial measures of total segment operating margin (which consists of the sum of individual segment operating margins and corporate) to the nearest comparable GAAP financial measure of operating income.

                                                       Year Ended December 31,
                                                    ----------------------------
                                                       2007             2006
                                                    -----------      -----------
                       Onshore Operations
Revenues ......................................     $ 9,352,113      $ 6,844,264
Cost of natural gas purchased .................       7,914,502        5,495,770
Operation and maintenance expense .............         215,740          227,616
                                                    -----------      -----------
     Operating margin .........................       1,221,871        1,120,878
General and administrative expense ............         973,544          604,075
Depreciation and amortization expense .........         207,966          249,821
                                                    -----------      -----------
     Operating income .........................          40,361          266,982

                      Offshore Operations
Revenues ......................................       2,102,398        1,317,307
Operation and maintenance expense .............         538,893          298,754
                                                    -----------      -----------
    Operating margin ..........................       1,563,505        1,018,553
General and administrative expense ............         831,459          457,628
Depreciation and amortization expense .........         311,168          151,713
Accretion expense .............................          26,385           24,623
                                                    -----------      -----------
     Operating income .........................         394,493          384,589